UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2014

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On August 8, 2014, the Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) declared a quarterly dividend on each of Farmer Mac’s three classes of common stock – Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non-Voting Common Stock. The quarterly dividend of $0.14 per share of common stock will be payable on September 30, 2014 to holders of record of Farmer Mac’s common stock as of September 16, 2014.

Also on August 8, 2014, the Board declared a dividend on each of Farmer Mac’s three classes of preferred stock – 5.875% Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), 6.875% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”), and 6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”). The quarterly dividend of $0.3672 per share of Series A Preferred Stock and $0.4297 per share of Series B Preferred Stock is for the period from but not including July 17, 2014 to and including October 17, 2014 and will be payable on October 17, 2014 to holders of record of the Series A Preferred Stock and the Series B Preferred Stock, respectively, as of October 2, 2014. The dividend of $0.4875 per share of Series C Preferred Stock is for the period from but not including June 20, 2014 (the issuance date of the Series C Preferred Stock) to and including October 17, 2014, and will be payable on October 17, 2014 to holders of record of the Series C Preferred Stock as of October 2, 2014. Each share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock has a par value and liquidation preference of $25.00 per share.

Information about the dividends is also included in the press release attached to this report as Exhibit 99.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99    Press Release, dated August 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Senior Vice President – General Counsel

Dated: August 8, 2014